Exhibit 10.1

Execution Version

AMENDMENT NO. 10 TO CREDIT AGREEMENT

This AMENDMENT NO. 10 TO CREDIT AGREEMENT (this “Agreement”), dated as of January 30, 2023 (the “Signing Date”), is entered into by and among BKRF OCB, LLC, a Delaware limited liability company (the “Borrower”), BKRF OCP, LLC, a Delaware limited liability company (“Holdings”), Bakersfield Renewable Fuels, LLC, a Delaware limited liability company (the “Project Company”), Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), and the Tranche A Lenders, Tranche B Lenders and Tranche C Lenders party hereto, constituting 100% of the Tranche A Lenders, the Tranche B Lenders and the Tranche C Lenders party to the Credit Agreement (as defined below) (the “Signatory Lenders”). As used in this Agreement, capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise specified.

W I T N E S S E T H

WHEREAS, the Borrower, Holdings, the Administrative Agent, Orion Energy Partners TP Agent, LLC, in its capacity as the collateral agent, and each Tranche A Lender, Tranche B Lender and Tranche C Lender from time to time party thereto have entered into that certain Credit Agreement, dated as of May 4, 2020 (as amended, amended and restated, modified and supplemented on or prior to the date hereof, the “Credit Agreement” and the Credit Agreement as expressly amended by this Agreement, the “Amended Credit Agreement”);

WHEREAS, the Borrower and the Lenders entered into the Credit Agreement based on certain estimated costs to install, develop and construct the Project;

WHEREAS, the Credit Agreement needs to be revised to more accurately reflect the updated scope and cost estimates to install, develop and construct the Project;

WHEREAS, the Borrower has requested that one or more Lenders provide to the Borrower commitment and funding of a new tranche of loans in an aggregate principal amount of $40,000,000 (the “Tranche C Facility”), in each case, subject to the terms and conditions set forth herein;

WHEREAS, each Lender identified on such Lender’s signature page as a “Tranche C Lender” (each, a “Tranche C Lender”) is willing to provide the Tranche C Commitments subject to the terms herein and in the Amended Credit Agreement;

WHEREAS, pursuant to this Agreement, the Borrower has requested, and the parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in this Agreement, to amend the Credit Agreement effective as of the Tenth Amendment Effective Date as set forth herein; and

WHEREAS, the Borrower, Holdings, the Project Company, the Administrative Agent and the Signatory Lenders entered into that certain Waiver No. 7 to Credit Agreement, dated as of the date hereof (the “Waiver”), pursuant to which the Signatory Lenders waived the Specified Defaults (as defined in the Waiver).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.             Tranche C Commitments.

(a)          Subject to the satisfaction of all of the conditions precedent set forth in Section 5 hereof, as of the Tenth Amendment Effective Date, each Tranche C Lender hereby:

(i)          severally commits to make one or more Tranche C Loans to the Borrower pursuant to the provisions of, and subject to the conditions contained in, the Amended Credit Agreement in an amount up to the commitment amount set forth next to such Tranche C Lender’s name on Exhibit A attached hereto under the caption “Tranche C Commitments”; and

(ii)         agrees to make Tranche C Loans to the Borrower pursuant to the Amended Credit Agreement upon execution of this Agreement in the amount set forth next to such Tranche C Lender’s name on Exhibit A attached hereto under the caption “Tranche C Loans to be Funded within 3 BDs of the Tenth Amendment Effective Date” (the “Funded Tranche C Commitments”) (and notwithstanding the notice period required by Section 2.01(d) of the Credit Agreement) within three (3) Business Days of the Tenth Amendment Effective Date.

(b)          As of the Tenth Amendment Effective Date, only $22,000,000 of the Tranche C Commitments have been committed by Tranche C Lenders, all of which shall be funded in accordance with Section 1(a)(ii) above. The parties hereto acknowledge and agree that one or more Lenders may become a Tranche C Lender for any uncommitted portion of the Tranche C Facility (any such upsizing Lender, a “Tranche C Upsizing Lender”) subject to the written consent of such Tranche C Upsizing Lender (in its sole discretion) and the Administrative Agent, and the Administrative Agent shall promptly thereafter deliver an updated Exhibit A to this Agreement to the other parties hereto thereafter; provided that, any and all Tranche C Commitments and Tranche C Loans (including the Tranche C Loans funded on the Tenth Amendment Effective Date or thereafter) shall have the same terms and covenants (other than any differences in interest amounts due based on the date such Tranche C Loans were funded). After execution of any such amendment, each Tranche C Upsizing Lender agrees, subject to the satisfaction of the conditions set forth in Section 4.03 of the Amended Credit Agreement and the other provisions of the Financing Documents, to make Tranche C Loans to the Borrower pursuant to the Amended Credit Agreement in multiple draws from the date of such future amendment to this Agreement until the expiration of the Availability Period in an aggregate amount not to exceed the commitment amount set forth next to such Tranche C Upsizing Lender’s name on the updated Exhibit A delivered by the Administrative Agent to the other parties hereto (the “Unfunded Tranche C Commitments” and together with the Funded Tranche C Commitments, the “Tranche C Commitments”).

(c)          Subject to the satisfaction of all the conditions precedent set forth in Section 5 hereof, as of the Tenth Amendment Effective Date, each Lender (including each Tranche C Lender), the Administrative Agent and each of the Loan Parties hereby:

(i)          consents to the incurrence by Borrower of the Tranche C Commitments (including any Tranche C Loans incurred in respect thereof);

(ii)         agrees that the Tranche C Commitments, and any Tranche C Loans incurred in respect thereof, shall be Commitments and Loans for all purposes under the Credit Agreement;

(iii)        agrees that the Administrative Agent and any Tranche C Upsizing Lender may amend Exhibit A to this Agreement to have such Tranche C Upsizing Lender’s commitments (up to a total amount of Tranche C Commitments not to exceed $40,000,000) reflected on Exhibit A and become effective (without the consent of any other Lender); and

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(iv)        waives the condition set forth in Section 4.04(a)(ii) of the Credit Agreement with respect to disbursements from the Construction Account of amounts funded pursuant to Section 1(a)(ii) of this Agreement (it being acknowledged that this waiver shall not apply for any future borrowings of Tranche C Loans).

(d)          The Borrower may, pursuant to a request for incremental loans, deliver to the Administrative Agent a request for incremental loans in the form of an incremental term loan facility in an aggregate principal amount to be agreed between the Borrower and the Lenders, which facility will be documented as an incremental tranche of loans in an aggregate amount not to exceed an additional $60,000,000. Any commitments and/or fundings of such incremental loans shall be subject to the following conditions: (i) the satisfaction (or waiver by the Lenders) of the conditions set forth in Section 4.03 of the Credit Agreement and (ii) investment committee approval by each Lender participating in such incremental financing.

2.            Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, as of the Tenth Amendment Effective Date, the Borrower, the other Loan Parties, the Administrative Agent and the Signatory Lenders, who constitute all of the Lenders under the Credit Agreement, hereby agree that the Credit Agreement is amended as follows:

(a)          The cover page of the Credit Agreement and the fifth recital of the Credit Agreement are hereby amended by replacing “$337,600,000” with “$497,600,000”.

(b)          Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Availability Period,” “Financing Documents” and “Prepayment Premium” with the following:

“Availability Period” means the period from the Tenth Amendment Effective Date to and including the earliest to occur of (a) June 30, 2023, (b) the Term Conversion Date and (c) the Maturity Date.”

“Financing Documents” means this Agreement, each Note (if requested by a Lender), the Agent Reimbursement Letter, the Security Documents, the Susoils Pledge and Security Agreement, and each certificate, agreement, instrument, waiver, consent or document executed by a Loan Party, identified by its terms as a “Financing Document” and delivered by or on behalf of a Loan Party to Agent or any Lender in connection with or pursuant to any of the foregoing.

“Prepayment Premium” means (a) with respect to the Tranche A Loans and Tranche B Loans, with respect to any Called Principal, an amount equal to the projected amount of interest that would be due on the Called Principal from the date of such prepayment to the 32-month anniversary of the applicable Funding Date (assuming the Called Principal was not prepaid or repaid during such period), as reasonably calculated by the Administrative Agent and (b) with respect to the Tranche C Loans, with respect to any Called Principal, an amount equal to the sum of (i) the Tranche C Priority Premium plus (ii) the Tranche C Subordinated Premium, in each case, as reasonably calculated by the Administrative Agent. An example of the Prepayment Premium calculation for the Term Loans is set forth on Annex II.

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(c)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions:

“2023 Annual Meeting” has the meaning assigned to such term in Section 5.30(b).

“First Required Additional Capital Raise” has the meaning assigned to such term in Section 5.30(a).

“Lender Committee” has the meaning assigned to such term in Section 5.30(b).

“Second Required Additional Capital Raise” has the meaning assigned to such term in Section 5.30(a).

“Susoils Pledge and Security Agreement” means (a) that certain Pledge and Security Agreement, dated as of the Tenth Amendment Effective Date, by and among SusOils, Sponsor and Collateral Agent and (b) that certain Patent Security Agreement, dated as of the Tenth Amendment Effective Date, by and between SusOils and Collateral Agent.

“Tenth Amendment” means that certain Amendment No. 10 to Credit Agreement, dated as of January 30, 2023, by and among the Borrower, Holdings, the Project Company, the Administrative Agent and the Lenders party thereto.

“Tenth Amendment Effective Date” has the meaning assigned to such term in the Tenth Amendment.

“Tranche C Commitment” means, with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Annex I under the caption “Tranche C Commitment” or, if such Lender has entered into one or more Assignment and Assumptions following the Tenth Amendment Effective Date, the amount set forth for such Lender in the Register maintained by the Administrative Agent as such Lender’s “Tranche C Commitment”.

“Tranche C Lender” means (a) a lender that holds Tranche C Loans and/or Tranche C Commitments and (b) each Person that shall become a Tranche C Lender hereunder pursuant to an Assignment and Assumption that assumes Tranche C Loans and/or Tranche C Commitments, in each case, so long as such lender continues to hold such Tranche C Loans and/or Tranche C Commitments.

“Tranche C Loan” has the meaning assigned to such term in Section 2.01(bb).

“Tranche C Priority Premium” means, in respect of any Tranche C Loan, the projected amount of interest that would be due on the Called Principal from the date of such prepayment to the 32-month anniversary of the applicable Funding Date (assuming the Called Principal was not prepaid or repaid during such period).

“Tranche C Subordinated Premium” means, in respect of any Tranche C Loan, the projected amount of interest that would be due on the Called Principal from the 32-month anniversary of the applicable Funding Date to the 79-month anniversary of the applicable Funding Date (assuming the Called Principal was not prepaid or repaid during such period).

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(d)          The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated as follows:

“Commitment” means, (i) with respect to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I under the heading “Commitment”, (ii) with respect to each Tranche B Lender, its Tranche B Commitment and (iii) with respect to each Tranche C Lender, its Tranche C Commitment.

“Date Certain” means June 30, 2023; provided, that the Date Certain shall be extended on a day-for-day basis (up to a maximum extension of 90 days) for each day that the “Start Date” under and as defined in the ExxonMobil Offtake Agreement is extended pursuant to the terms of the ExxonMobil Offtake Agreement or an amendment to the ExxonMobil Offtake Agreement consented to by ExxonMobil.

“Interest Rate” means (a) at any time prior to the Tenth Amendment Effective Date, a rate per annum equal to 12.50% and (b) at any time on or after the Tenth Amendment Effective Date, 15.00%.

“Loan” has the meaning assigned to such term in Section 2.01(bb).

“Maturity Date” means the earliest to occur of (a) December 31, 2025, and (b) the date upon which the entire outstanding principal amount of the Loans, together with all unpaid interest, fees, charges and costs, shall be accelerated in accordance with this Agreement.

(e)          Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “FBTC”, “FBTC Prepayment Event” and “FBTC Prepayment Amount.”

(f)          Section 2.01 of the Credit Agreement is hereby amended by restating clause (b) as follows, adding the following clause (bb) immediately after clause (b) therein and by deleting “As of the Eighth Amendment Effective Date, all Loans under the Credit Agreement have been funded.”:

(b)          Tranche B Loans. Subject to the terms and conditions set forth in this Agreement (including Section 4.03) and in reliance upon the representations and warranties of the Loan Parties set forth herein, each Tranche B Lender severally, but not jointly, agrees to advance to Borrower from time to time during the Availability Period such loans as Borrower may request pursuant to this Section 2.01 (exclusive of the Tranche A Loan, individually, a “Tranche B Loan” and, collectively, the “Tranche B Loans”) in an aggregate principal amount which, when added to the aggregate principal amount of all prior Tranche B Loans made by such Lender under this Agreement, does not exceed such Tranche B Lender’s Tranche B Commitment.

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As of the Tenth Amendment Effective Date, all Tranche A Loans and Tranche B Loans under the Credit Agreement have been funded.

(bb)         Tranche C Loans. Subject to the terms and conditions set forth in this Agreement (including Section 4.03) and in reliance upon the representations and warranties of the Loan Parties set forth herein, each Tranche C Lender severally, but not jointly, agrees to advance to Borrower from time to time during the Availability Period such loans as Borrower may request pursuant to this Section 2.01 (exclusive of the Tranche A Loan and Tranche B Loans, individually, a “Tranche C Loan” and, collectively, the “Tranche C Loans” and, together with the Tranche A Loans and the Tranche B Loans, the “Loans”) in an aggregate principal amount which, when added to the aggregate principal amount of all prior Tranche C Loans made by such Lender under this Agreement, does not exceed such Tranche C Lender’s Tranche C Commitment.

(g)          Section 2.06(a) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof: “All optional prepayments shall be applied as specified in Section 7.02.”

(h)          2.06(b)(vi) is hereby deleted in its entirety and replaced with the following:

“(vi)        Additional Capital Raises. The Borrower shall prepay the Loans of each Lender in an amount equal to such Lender’s pro rata share of the amount of the Second Required Additional Capital Raise, in each case within three (3) Business Days of the Loan Parties’ receipt of any such proceeds, accompanied by payment of all accrued interest on the amount prepaid.”

(i)          Section 2.06(c)(i) of the Credit Agreement is hereby amended and restated as follows:

“(i)          All partial prepayments of the Loans shall be applied as set forth in Section 7.02.”

(j)          Section 2.08(e) of the Credit Agreement is hereby amended and restated as follows:

“(e)          Payment in Kind. On (1) each Quarterly Date from the Closing Date through and including June 30, 2022, Borrower may pay up to 3.50% per annum of the Interest Rate in kind (in lieu of payment in cash) and (2) on each Quarterly Date occurring on September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023, Borrower may pay all of the Interest Rate in kind (in lieu of payment in cash), in each case, by written election of Borrower to the Administrative Agent at least ten (10) Business Days prior to such Quarterly Date. The aggregate outstanding principal amount of the Loans shall be automatically increased on each such Quarterly Date by the amount of such interest paid in kind. For the avoidance of doubt, any portion of the Interest Rate not paid in kind shall be paid in cash.”

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(k)          Section 3.29(b) of the Credit Agreement is hereby amended and restated as follows:

“(b)          On each Funding Date that occurs after the Tenth Amendment Effective Date and after giving effect to the funding of the Tranche C Loans, but, in each case, prior to the Final Completion Date, the sum of (i) the amounts on deposit in the Collateral Accounts, plus (ii) Project Revenues reasonably anticipated to be received by the Project Company prior to Final Completion (up to a cap, in the case of this clause (ii) of the Cash Flow Utilization Cap, if applicable) plus (iii) the proceeds of any Permitted Working Capital Facility and any Permitted Prepaid Sale Arrangement plus (iv) the amount of any unfunded Commitments is expected to be sufficient to cause the Project to achieve Substantial Completion and Final Completion.”

(l)          Section 4.03(g) of the Credit Agreement is hereby amended and restated as follows:

(g)          Equity Kicker. In connection with each Funding Date (other than with respect to any Tranche C Loans), (i) such Lender (or the Lender Equity Owner Affiliated with such Lender) shall have been granted Class B Units on the terms set forth in the HoldCo Borrower LLC Agreement so that such Lender (or its Affiliated Lender Equity Owner) holds a proportion of Class B Units (relative to all Class B Units) equal to the proportion of Tranche A Loans and Tranche B Loans of such Lender (relative to all Tranche A Loans and Tranche B Loans then outstanding) (and, if required under the Holdco Borrower LLC Agreement, such Lender shall sign a joinder to such agreement), (ii) such Lender and Borrower shall have agreed in writing as to the portion of such Loan allocated to the purchase of the corresponding Equity Kicker as required pursuant to Section 2.01(f) and (iii) if the HoldCo Borrower LLC Agreement has been amended since the Closing Date, such amendment shall be in form reasonably satisfactory to the Required Lenders.

(m)          Section 4.03 of the Credit Agreement is hereby amended to add a new clause (h) as follows:

“(h)          In respect of any borrowing of Tranche C Loans, (i) the Administrative Agent (in its sole discretion) has consented to such borrowing and the use of proceeds relating to such Loans, (ii) Borrower has delivered to the Administrative Agent a funds flow memorandum detailing the proposed flow, and use, of the Loan proceeds within three (3) Business Days of such date of borrowing, in form and substance reasonably satisfactory to the Administrative Agent and (iii) the Borrower has paid, or cause to be paid, to each Tranche C Lender an upsize premium in the form of warrants to obtain the shares of common equity of the Sponsor at the strike prices set forth in Exhibit C to the Tenth Amendment in the amount specified in the column titled “Additional Warrants – Unfunded Tranche C Commitments”, substantially in the form attached as Exhibit D to the Tenth Amendment, which warrants shall be payable to each Tranche C Lender (or its designated Affiliate) ratably.”

(n)          Section 5.30 of the Credit Agreement is hereby amended and restated as follows:

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“Section 5.30         Post-Tenth Amendment Covenants.

(a)          Additional Capital Raises. (i) The Loan Parties shall (A) as promptly as reasonably practicable, but in any event on or prior to March 31, 2023, complete an Additional Capital Raise in an aggregate amount equal to at least $10,000,000 (such additional capital raise, the “First Required Additional Capital Raise”); provided, that the Loan Parties shall use commercially reasonable efforts to complete such First Required Additional Capital Raise in an aggregate amount equal to at least $30,000,000 and (B) cause the proceeds of the First Required Additional Capital Raise to be deposited into the Construction Account and (ii) in addition, the Loan Parties shall (A) as promptly as reasonably practicable, but in any event on or prior to April 1, 2024, complete an Additional Capital Raise in an aggregate amount equal to at least $100,000,000 in excess of the First Required Additional Capital Raise (such additional capital raise, the “Second Required Additional Capital Raise”) and (B) cause the Second Required Additional Capital Raise to be used to repay the loans in accordance with Section 2.06(b)(vii).

(b)          Governance.

(i) In the event that a vacancy is created on the Sponsor’s board of directors as a result of any resignation, removal from office, death or incapacity of any member of the Sponsor’s board of directors, then no person shall be nominated for election by the board of directors to fill such vacancy without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that the Administrative Agent’s right to consent to any replacement member of the Sponsor’s board of directors pursuant to this Section 5.30(b)(i) shall be limited to the replacement of one board member. If there has not been one vacancy in the Sponsor’s board of directors (and therefore the Administrative Agent has not been able to exercise its right to consent) by the 75th day prior to the date of the Sponsor’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”), then the Administrative Agent may recommend one person to be elected as a director of the Sponsor at the 2023 Annual Meeting in accordance with the procedures set forth in the Sponsor’s bylaws and the charter of its Nominating and Corporate Governance Committee, and the Borrower shall, and shall cause the Sponsor to use commercially reasonable efforts to support the recommendation of such recommended person by the Administrative Agent (and, if applicable, use commercially reasonable efforts to include such recommended person in its slate of nominees). Notwithstanding anything herein to the contrary, this Section 5.30(b)(i) shall not apply to the appointment or replacement of any director that had been appointed to the Sponsor’s board of directors pursuant to the Certificate of Designations of Series C Preferred Stock of the Sponsor, dated February 23, 2022 (such appointment and replacement rights being reserved to the holders of the Sponsor’s Series C Preferred Stock).

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(ii) Promptly, and in any event, within thirty (30) days following the Tenth Amendment Effective Date, the Sponsor’s board of directors shall create a committee comprised of at least two members of the board of directors (the “Lender Committee”). Commencing in February 2023, the Lender Committee and the Administrative Agent shall meet monthly (at a time mutually determined by the Administrative Agent and the Lender Committee during normal business hours) via telephonic conference call to discuss financial, commercial and operational related matters and the management transition and appointment plan proposed by the Sponsor pursuant to Section 5.30(b)(iv). The composition of the Lender Committee may be updated from time to time as determined in good faith by the Sponsor’s board of directors and the Administrative Agent.

(iii) To the extent the Administrative Agent (in its reasonable discretion) determines that the Sponsor and/or the Borrower reasonably require external consulting support, the Administrative Agent shall notify the Borrower of such determination. Thereafter, the Borrower shall, and shall cause the Sponsor to, use commercially reasonable efforts to obtain the external consulting support requested by the Administrative Agent within sixty (60) days after the Tenth Amendment Effective Date, which outside consulting support shall be reasonably acceptable to the Administrative Agent.

(iv) Within forty-five (45) days after the Tenth Amendment Effective Date, the Borrower shall cause the Sponsor to propose a management transition and appointment plan relating to the management of the Sponsor and its subsidiaries to the Board, and share a copy of such plan with the Administrative Agent. Upon approval of the plan by the Board, taking into consideration any reasonable input and guidance from the Administrative Agent, the Borrower shall cause the Sponsor to use commercially reasonable efforts to implement such approved plan.

(v) Within sixty (60) days of the Tenth Amendment Effective Date, the Borrower shall engage a financial advisor reasonably acceptable to the Administrative Agent in order to launch a multi-pronged capital raise in furtherance of the Second Required Additional Capital Raise.

(o)          Section 7.01(r) of the Credit Agreement is hereby amended and restated as follows:

“(r)          the outstanding principal amount of the Loans exceeds (i) $400,000,000 on or after June 30, 2024 or (ii) $300,000,000 on or after June 30, 2025.”

(p)          Section 7.01 of the Credit Agreement is amended by inserting the following new clause(s):

“(s)          (i) Loan Parties shall fail to complete the First Required Additional Capital Raise on or before March 31, 2023 or (ii) Loan Parties shall fail to complete the Second Required Additional Capital Raise on or before April 1, 2024.”

(q)          A new Section 7.02 is hereby added to the Credit Agreement as follows:

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Section 7.02         Application of Proceeds. Subject to the terms of the ABL Intercreditor Agreement or the Term Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral shall be applied in the following order of priority:

(a)          first, to any fees, costs, charges, expenses and indemnities then due and payable to Agents under any Financing Document pro rata based on such respective amounts then due to such Persons;

(b)          second, to the respective outstanding fees, costs, charges, expenses and indemnities then due and payable to the other Secured Parties under any Financing Document pro rata based on such respective amounts then due to such Persons;

(c)          third, to any accrued but unpaid interest on the Obligations owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(d)          fourth, to any principal amount of the Obligations (excluding any Prepayment Premium, but including any amounts previously paid in kind pursuant to Section 2.08(e)) owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(e)          fifth, ratably, to (i) Prepayment Premium in respect of Tranche A Loans and Tranche B Loans and (ii) in respect of the Tranche C Loans, to the Tranche C Priority Premium, in each case, owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(f)          sixth, ratably, to, in respect of the Tranche C Loans, to the Tranche C Subordinated Premium owed to the Secured Parties pro rata based on such respective amounts then due to the Secured Parties;

(g)          seventh, to any other unpaid Obligations then due and payable to Secured Parties, pro rata based on such respective amounts then due to the Secured Parties; and

(h)          eighth, after final payment in full of the amounts described in clauses first through seventh above and the Discharge Date shall have occurred, to the Borrower or as otherwise required by Applicable Law.

It is understood that the Loan Parties shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate of the sums referred to in clauses first through seventh above.

(r)          Section 9.07 of the Credit Agreement is hereby amended and restated as follows:

“Section 9.07         Limited Recourse Against Holdings. Notwithstanding anything to the contrary in this Article IX or Section 7.02, the obligations of Holdings under, and recourse against Holdings for, the Guaranteed Obligations shall be limited to the Collateral pledged by Holdings pursuant to the Security Agreement.”

(s)          Annex II (Prepayment Premium Calculations) to the Credit Agreement is hereby deleted in its entirety and replaced in its entirety as set forth in Exhibit B-1 attached hereto.

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(t)          Annex III (Target Debt Balances) to the Credit Agreement is hereby deleted in its entirety and replaced in its entirety as set forth in Exhibit B-2 attached hereto.

3.             Amendment No. 10 Premium.

(a)          As consideration for entry into this Agreement and the Waiver, the Borrower hereby agrees to pay, or cause to be paid, to each Tranche C Lender an Amendment and Upsize Premium in the form of warrants to obtain the shares of common equity at the strike prices set forth in Exhibit C hereto, substantially in the form attached hereto as Exhibit D (the “GCEH Warrants”), which GCEH Warrants shall be payable to each Tranche C Lender (or its designated Affiliate) ratably (the “Amendment and Upsize Premium”). The Amendment and Upsize Premium shall be due, earned and payable on (i) in the case of the Funded Tranche C Commitments, the Tenth Amendment Effective Date and (ii) in the case of Unfunded Tranche C Commitments, on the date Tranche C Loans in respect of such Unfunded Tranche C Commitments are funded pursuant to Section 4.03 of the Credit Agreement.

(b)          The Borrower hereby agrees that the Amendment and Upsize Premium shall be paid without set-off, deduction or counterclaim and free and clear of, and without deduction by reason of, any taxes.

(c)          All fees and premiums hereunder, once paid, are nonrefundable and are in addition to and not creditable against any other fee or premium payable to any Lender and/or its affiliates in connection with the transactions contemplated by the Credit Agreement or otherwise.

(d)          For U.S. federal income tax purposes, (a) the Tranche C Loans made on or about the Tenth Amendment Effective Date, together with the GCEH Warrants, shall be treated as an investment unit in accordance with Code Section 1273(c)(2) and (b) a portion of the purchase price of the investment unit shall, for U.S. federal income tax purposes, be allocated to the purchase of the corresponding GCEH Warrants as mutually agreed by the parties. Each of the parties hereto agrees to file tax returns consistent with such treatment.

(e)          Solely for U.S. federal income, and applicable state and local, purposes, the net fair market value received by the applicable Tranche A Lender and Tranche B Lender resulting from the issuance of the Amendment and Upsize Premium earned on the Tenth Amendment Effective Date in connection with the Tranche C Loans made on or about such date, plus or minus any increase or decrease in value, respectively, to the Existing Warrants resulting from the OIC Rebalancing of Existing Warrants shall be treated as a payment on the Tranche A and Tranche B Loans held by such Lenders (in accordance with the ordering provisions of Treasury Regulations Section 1.1275-2(a)). The value of the payments described in the preceding sentence with respect to each such Lender and Loan shall be determined jointly by the Administrative Agent and Borrower (each acting reasonably) and communicated to the other parties reasonably promptly following the date hereof. Within the scope of existing tax law at the filing date, the parties hereto agree to file tax returns consistent with the treatment in this Section 3(e). For clarity, the parties agree that this Section 3(e) shall not affect the amount advanced or paid to any Lender under the Credit Agreement for all non-tax purposes.

(f)          Within twenty (20) Business Days of the Tenth Amendment Effective Date, Borrower shall cause the Sponsor to enter into one or more amendments to the Existing Warrants with the applicable Lenders to complete the OIC Rebalancing of Existing Warrants. The Borrower hereby agrees that a failure to complete the OIC Rebalancing of Existing Warrants within twenty (20) Business Days of the Tenth Amendment Effective Date shall result in an immediate Event of Default under the Credit Agreement.

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For purposes of this Section 3, (x) “Existing Warrants” shall mean those warrants specified in the column titled “Warrants – Before Tenth Amendment” in Exhibit C and (y) “OIC Rebalancing of Existing Warrants” shall mean the reallocation of the Existing Warrants to reflect the updates to the amount of warrants specified in the column titled “Rebalancing of Existing Warrants” in Exhibit C.

4.             Representations and Warranties. As of the Tenth Amendment Effective Date, each Loan Party hereby represents and warrants to the other parties hereto that:

(a)          Each Loan Party has full corporate, limited liability company or other organizational powers, authority and legal right to enter into, deliver and perform its respective obligations under this Agreement, and has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance by it of this Agreement. This Agreement has been duly executed and delivered by the Loan Parties, is in full force and effect and constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited (i) by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)          The execution, delivery and performance by each Loan Party of this Agreement does not and will not (i) conflict with the Organizational Documents of such Loan Party, (ii) conflict with or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other instrument or agreement to which such Loan Party is a party or by which it is bound or to which such Loan Party’s property or assets are subject (other than any Material Project Document to which such Loan Party is a party), except where such contravention or breach could not reasonably be expected to be material and adverse to the Loan Parties or Lenders, (iii) conflict with or result in a breach of, or constitute a default under, any Material Project Document to which such Loan Party is a party, (iv) conflict with or result in a breach of, or constitute a default under, in any material respect, any Applicable Law, except where such contravention or breach could not reasonably be expected to have a Material Adverse Effect, or (v) with respect to each Loan Party, result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Loan Party’s property or the Collateral.

(c)          After giving effect to the waivers set forth in the Waiver and the amendments set forth in this Agreement, no Default or Event of Default has occurred and is continuing or would result from the transactions contemplated in this Agreement.

(d)          After giving effect to the waivers set forth in the Waiver and the amendments set forth in this Agreement, the representations and warranties of each of the Loan Parties set forth in Article III of the Credit Agreement and in each other Financing Document are true and correct in all material respects (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) on and as of the Tenth Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

5.             Effectiveness; Conditions Precedent. This Agreement, including the Tranche C Commitments, shall become effective on the first date on which each of the following conditions have been satisfied or waived (such date, the “Tenth Amendment Effective Date”):

(a)          This Agreement and the Waiver shall have been executed on the Signing Date by the Administrative Agent, the Loan Parties and the Signatory Lenders (such execution not to be unreasonably delayed or waived) and the Administrative Agent shall have received counterparts to each which, when taken together, bear the signatures of each of the other parties hereto.

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(b)          Borrower has arranged for payment on the Tenth Amendment Effective Date of all reasonable and documented out-of-pocket fees and expenses then due and payable pursuant to the Financing Documents and the funds flow memorandum delivered pursuant to clause (j) below.

(c)          The Borrower has delivered to the Administrative Agent an Officer’s Certificate of each of Borrower and Holdings dated as of the Tenth Amendment Effective Date certifying (i) that each of the conditions set forth in this Section 5 have been satisfied in accordance with the terms hereof, (ii) after giving effect to the waivers set forth in the Waiver and the amendments set forth herein, the representations and warranties of each of the Loan Parties set forth in the Financing Documents are true and correct in all material respects (except where already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) on and as of the Tenth Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date) and (iii) after giving effect to the waivers set forth in the Waiver and the amendments set forth herein, no Default or Event of Default has occurred and is continuing as of the Tenth Amendment Effective Date.

(d)          As consideration for the amendments set forth herein and the waivers set forth in the Waiver, as of the Tenth Amendment Effective Date, each Lender shall have received the GCEH Warrants as set forth in Section 3.

(e)          The Administrative Agent shall have received (i) a Pledge and Security Agreement, dated as of the Tenth Amendment Effective Date, by and among SusOils, Sponsor and Collateral Agent and (ii) a Patent Security Agreement, dated as of the Tenth Amendment Effective Date, by and between SusOils and Collateral Agent, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(f)          The Administrative Agent shall have received an amendment to the CTCI EPC Agreement, dated on or before the Tenth Amendment Effective Date, executed by the Project Company and CTCI, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(g)          The Administrative Agent shall have received an operating expense reduction plan, which plan shall include reductions in operating expenses and be in form and substance reasonably satisfactory to the Administrative Agent.

(h)          Borrower shall have delivered to the Administrative Agent updates of the Financial Model, the 2023 Operating Budget, the Construction Budget and the Construction Schedule, each of which shall be in form and substance reasonably acceptable to the Administrative Agent.

(i)          The Administrative Agent and the Lenders shall have received an executed copy of a Borrowing Request for Tranche C Loans in an amount equal to $22,000,000.

(j)          Borrower shall have delivered to the Administrative Agent a funds flow memorandum detailing the proposed flow, and use, of the Loan proceeds within three (3) Business Days of the Tenth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

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6.             Reaffirmation of Guarantees and Security Interests.

The Borrower, Holdings and Project Company (each, a “Reaffirming Party”) hereby acknowledges that it (a) has reviewed the terms and provisions of this Agreement, (b) consents to the amendments to the Credit Agreement effected pursuant to this Agreement and consents to the terms, conditions and other provisions of this Agreement, and (c) consents to each of the transactions contemplated hereby. Each Reaffirming Party hereby confirms that each Financing Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Financing Documents the payment and performance of all Obligations under and as defined in the Amended Credit Agreement (including all such Obligations as amended and reaffirmed pursuant to this Amendment) under each of the Financing Documents to which it is a party.

Without limiting the generality of the foregoing, each Reaffirming Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Financing Documents to which it is a party. For the avoidance of doubt, nothing in this Agreement shall constitute a new grant of security interest. Each Reaffirming Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Reaffirming Party as a consequence of this Agreement in order to maintain the perfection and priority of the security interests created by the Financing Documents to which it is a party.

Each Reaffirming Party acknowledges and agrees that each of the Financing Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Financing Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.

7.             Miscellaneous.

(a)          Effect of Amendments. From and after the Tenth Amendment Effective Date, the Credit Agreement shall be construed after giving effect to the amendments set forth in Section 2 hereof and all references to the Credit Agreement in the Financing Documents shall be deemed to refer to the Amended Credit Agreement.

(b)          No Other Modification. Except as expressly modified by this Agreement and the Waiver, the Credit Agreement and the other Financing Documents are and shall remain unchanged and in full force and effect, and nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, or any of the other parties, or shall alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement which are not by the terms of this Agreement being amended, or alter, modify or amend or in any way affect any of the other Financing Documents.

(c)          Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d)          Incorporation by Reference. Sections 10.07 (Severability), 10.11 (Headings), 10.09 (Governing Law; Jurisdiction; Etc.) and 10.17 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

(e)          Financing Document. This Agreement shall be deemed to be a Financing Document.

14

(f)          Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Amended Credit Agreement and the other Financing Documents to which a Loan Party is party constitute the entire contract between and among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or scanned electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(g)          Electronic Signatures. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(i)          Release. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT, EACH OF THE LOAN PARTIES AND THEIR RESPECTIVE SUCCESSORS-IN-TITLE AND ASSIGNEES AND, TO THE EXTENT THE SAME IS CLAIMED BY RIGHT OF, THROUGH OR UNDER ANY OF THE LOAN PARTIES, FOR THEIR RESPECTIVE PAST, PRESENT AND FUTURE EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, AND TRUSTEES (EACH, A “RELEASING PARTY,” AND COLLECTIVELY, THE “RELEASING PARTIES”), DOES HEREBY REMISE, RELEASE AND DISCHARGE, AND SHALL BE DEEMED TO HAVE FOREVER REMISED, RELEASED AND DISCHARGED, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AND THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S RESPECTIVE SUCCESSORS-IN-TITLE, LEGAL REPRESENTATIVES AND ASSIGNEES, PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, AFFILIATES, SHAREHOLDERS, MEMBERS, MANAGERS, TRUSTEES, AGENTS, EMPLOYEES, BOARD OBSERVERS, CONSULTANTS, EXPERTS, ADVISORS, ATTORNEYS AND OTHER PROFESSIONALS AND ALL OTHER PERSONS AND ENTITIES TO WHOM ANY OF THE FOREGOING WOULD BE LIABLE IF SUCH PERSONS OR ENTITIES WERE FOUND TO BE LIABLE TO ANY RELEASING PARTY, OR ANY OF THEM (COLLECTIVELY HEREINAFTER, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTION, CLAIMS, CHARGES, DEMANDS, COUNTERCLAIMS, OFFSET RIGHTS, RIGHTS OF RECOUPMENT, DEFENSES, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS, CONTROVERSIES, DAMAGES, JUDGMENTS, EXPENSES, EXECUTIONS, LIENS, CLAIMS OF LIENS, CLAIMS OF COSTS, PENALTIES, ATTORNEYS’ FEES, OR ANY OTHER COMPENSATION, RECOVERY OR RELIEF ON ACCOUNT OF ANY LIABILITY, OBLIGATION, DEMAND OR CAUSE OF ACTION OF WHATEVER NATURE, WHETHER IN LAW, EQUITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY SO CALLED “LENDER LIABILITY” CLAIMS, INTEREST OR OTHER CARRYING COSTS, PENALTIES, LEGAL, ACCOUNTING AND OTHER PROFESSIONAL FEES AND EXPENSES AND INCIDENTAL, CONSEQUENTIAL AND PUNITIVE DAMAGES PAYABLE TO THIRD PARTIES, OR ANY CLAIMS FOR AVOIDANCE OR RECOVERY UNDER ANY OTHER FEDERAL, STATE OR FOREIGN LAW EQUIVALENT), WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, JOINT AND/OR SEVERAL, SECURED OR UNSECURED, DUE OR NOT DUE, PRIMARY OR SECONDARY, LIQUIDATED OR UNLIQUIDATED, CONTRACTUAL OR TORTIOUS, DIRECT, INDIRECT, OR DERIVATIVE, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, NOW EXISTING, HERETOFORE EXISTING OR WHICH MAY HERETOFORE ACCRUE AGAINST ANY OF THE RELEASED PARTIES SOLELY IN THEIR CAPACITIES AS SUCH UNDER THE FINANCING DOCUMENTS, WHETHER HELD IN A PERSONAL OR REPRESENTATIVE CAPACITY, AND WHICH ARE BASED ON ANY ACT, FACT, EVENT OR OMISSION OR OTHER MATTER, CAUSE OR THING OCCURRING AT OR FROM ANY TIME PRIOR TO AND INCLUDING THE DATE HEREOF IN ANY WAY, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH OR RELATING TO THE AMENDED CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND ALL OTHER AGREEMENTS, CERTIFICATES, INSTRUMENTS AND OTHER DOCUMENTS AND STATEMENTS (WHETHER WRITTEN OR ORAL) RELATED TO ANY OF THE FOREGOING (EACH, A “CLAIM,” AND COLLECTIVELY, THE “CLAIMS”), IN EACH CASE, EXCLUDING ANY CLAIM TO THE EXTENT SUCH CLAIM AROSE OUT OF, OR WAS CAUSED BY, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE AMENDED CREDIT AGREEMENT OR ANY OTHER FINANCING DOCUMENT BY, SUCH RELEASED PARTIES. EACH RELEASING PARTY FURTHER STIPULATES AND AGREES WITH RESPECT TO ALL SUCH CLAIMS, THAT IT HEREBY WAIVES ANY AND ALL PROVISIONS, RIGHTS, AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OF THE UNITED STATES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized signatories as of the day and year first above written.

[Signature pages separately provided]

[Signature Page to Amendment No. 10 to Credit Agreement]

Exhibit A

to Amendment nO. 10

ANNEX I
TO
CREDIT AGREEMENT

Commitments and Existing Loans

	Outstanding Tranche A Loans as of Amendment No. 10	Outstanding Tranche B Loans as of Amendment No. 10	Tranche C Loans to be Funded within 3 BDs of the Tenth Amendment Effective Date	Remaining Unfunded Tranche C Commitments	Total Tranche C Commitments
Orion Energy Credit Opportunities Fund II, L.P.	$19,109,485	$6,624,139	$4,065,848	-	$4,065,848
Orion Energy Credit Opportunities Fund II PV, L.P.	$30,707,910	$10,644,634	$6,533,598	-	$6,533,598
Orion Energy Credit Opportunities Fund II GPFA, L.P.	$1,882,605	$652,589	$400,554	-	$400,554
Orion Energy Credit Opportunities GCE Co-Invest, L.P.	$28,800,000	$106,913,204	-	-	-
Orion Energy Credit Opportunities GCE Co-Invest B, L.P.	-	$4,600,448	-	-	-
Orion Energy Credit Opportunities Fund III PV, L.P.	-	$21,110,764	$3,335,448	-	$3,335,448
Orion Energy Credit Opportunities Fund III GPFA, L.P.	-	$1,600,648	$252,898	-	$252,898
Orion Energy Credit Opportunities Fund III, L.P.	-	$46,042,648	$7,274,622	-	$7,274,622
Orion Energy Credit Opportunities Fund III GPFA PV, L.P.	-	$867,302	$137,032	-	$137,032
LIF AIV 1, L.P.	-	$84,000,000	-	-	-
Voya Renewable Energy Infrastructure Originator I LLC	-	$13,004,664	-	-	-
Voya Renewable Energy Infrastructure Originator L.P.	-	$21,038,960	-	-	-
Total	$80,500,000	$317,100,000	$22,000,000	$0.00	$22,000,000

Exhibit B-1

to Amendment nO. 10

ANNEX II

TO

CREDIT AGREEMENT

Prepayment Premium Calculations

[Attached]

Exhibit B-2

to Amendment nO. 10

ANNEX III

TO

CREDIT AGREEMENT

Target Debt Balances

[Attached]

Exhibit C

to Amendment nO. 10

ALLOCATION OF WARRANTS

Entity Name	Warrants – Before Tenth Amendment	Rebalancing of Existing Warrants	Additional Warrants – Tenth Amendment Effective Date	Additional Warrants – Unfunded Tranche C Commitments[1]	Total Warrants
Orion Energy Credit Opportunities Fund II, L.P.	1,059,823	(272,259)	815,256	-	1,602,820
Orion Energy Credit Opportunities Fund II PV, L.P.	1,703,079	(437,505)	1,310,072	-	2,575,646
Orion Energy Credit Opportunities Fund II GPFA, L.P.	104,411	(26,822)	80,316	-	157,905
Orion Energy Credit Opportunities GCE Co-Invest, L.P.	2,333,917	1,424,869	3,712,851	-	7,471,637
Orion Energy Credit Opportunities GCE Co-Invest B, L.P.	79,116	48,301	125,860	-	253,277
Orion Energy Credit Opportunities Fund III PV, L.P.	869,434	(223,349)	668,801	-	1,314,886
Orion Energy Credit Opportunities Fund III GPFA, L.P.	65,922	(16,935)	50,709	-	99,696
Orion Energy Credit Opportunities Fund III, L.P.	1,896,237	(487,125)	1,458,658	-	2,867,770
Orion Energy Credit Opportunities Fund III GPFA PV, L.P.	35,719	(9,175)	27,477	-	54,021
LIF AIV 1, L.P.	2,515,864	-	-	-	2,515,864
Voya Renewable Energy Infrastructure Originator I LLC	696,163	-	-	-	696,163
Voya Renewable Energy Infrastructure Originator L.P.	1,126,252	-	-	-	1,126,252
Total	12,485,937		8,250,000	-	20,735,937

1       Lenders with Unfunded Tranche C Commitments shall each receive a ratable share of 6,750,000 GCEH Warrants (provided that the full $18,000,000 is committed).

Exhibit D

to Amendment nO. 10

FORM OF GCEH WARRANT

[Attached.]